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                                                                   EXHIBIT 99.1



  Infinium Reports Financial Results and Announces a New Stock Repurchase Plan

         Hyannis, Mass. -- Nov. 1, 1999 -- Infinium Software, Inc. (NASDAQ:
INFM - news) today announced financial results for the fourth quarter and fiscal year ended September 30, 1999. Infinium is pleased to report quarterly earnings of $1.6 million or $0.13 per share before product discontinuance charges taken during the quarter.

         Overall revenue for the fourth quarter of fiscal year 1999 was $31.3 million versus $33.5 million, the prior year's fourth quarter revenue. Software license fees for the fourth quarter were $7.6 million versus $12.7 million for the same quarter of the prior year. For the year, software license fees totaled $32.4 million compared to $40.7 million in fiscal year 1998. The Company believes this decline in software license fees, for the fourth quarter and fiscal year 1999, is primarily attributable to a market slowdown as companies prepare for the approaching millennium.

         Conversely, due to ongoing demand from Infinium's customer base, consulting and maintenance revenue increased 22% and 5% respectively for the quarter, resulting in total services revenue of $23.7 million compared to $20.8 million for the same quarter of the prior year. For the fiscal year, consulting and maintenance revenues grew 36% and 9% respectively.

         Included in Infinium's reported results for the quarter and fiscal year, is a one-time product discontinuation charge of $14.7 million. The Company decided to refocus its research and development investments in new strategic Internet initiatives, and as part of this effort, certain, redundant applications are being discontinued. These products are no longer considered to be in line with the Company's strategic direction. Excluding this one-time charge, earnings for the fourth quarter and fiscal year were $1.6 million, or $0.13 per share and $3.7 million, or $0.29 per diluted share respectively. Including this one-time charge, the loss for the fourth quarter is $7.8 million, or $0.64 per share and for the fiscal year the loss was $5.7 million, or $0.46 per share. During the quarter ended September 30, 1999, the Company generated a positive cash flow of $2.7 million, even after the expenditure of $2.0 million to repurchase 412,500 shares of common stock. As of September 30, 1999, the Company had $47.2 million, or $3.80 per share, in cash and marketable securities.

         "We are undergoing a dramatic transformation," said Bob Pemberton, Chief Executive Officer of Infinium. "We are in the process of aligning our business with the emerging 21st century virtual economy. We have taken the necessary steps to focus on those solutions that will have a strong role to play in the emerging marketplace. We are aggressively working to extend Infinium's product portfolio into the front office and are shifting investments into Internet-facing initiatives. We are excited about these


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new opportunities, and believe we have the financial strength and people to take advantage of them."

         In light of the recently issued SEC Guidance on Materiality, the Company restated its balance sheets and income statements for fiscal years 1997 and 1998. This restatement is to deferred revenue, deferred income taxes, retained earnings, maintenance revenue and net income. There is no adjustment to the previously reported earnings for fiscal year 1999. The Company implemented a new computer system this year that has the ability to track maintenance contracts more precisely. Among several improvements provided by the new system are the abilities to recognize revenue on a daily basis rather than a monthly basis and the ability to more accurately track renewals and terminations. Upon implementation of the new system, the Company noted a variance between the deferred revenue balance calculated by the new system and the balance that had been calculated by the former system. The result of this restatement is an increase in deferred revenue of $4.7 million and $4.9 million for the periods ended September 30, 1997 and 1998 respectively and a reduction of net income of $244,000 or, $0.02 per share and $127,000 or, $0.01 per share in the fiscal years ended September 30, 1997 and 1998.

New Stock Repurchase Program

         Infinium also announced today that it is initiating a new program to repurchase up to $10 million worth of its common stock in open market transactions, subject to market conditions and other factors, on the NASDAQ National Market or in negotiated transactions. Based on the current market price, the shares subject to repurchase represent approximately 20% of the current outstanding common stock. No minimum number, or value of shares to be repurchased, has been fixed. The Company expects to use the repurchased stock to meet requirements of its employee stock option and stock purchase plans. This program is effective immediately and no time limit has been established for the duration of the repurchase program.

         This is the second repurchase program initiated by Infinium. The first was approved and announced in February 1998, when the board authorized a repurchase of up to $6 million worth of its common stock. Under this program, Infinium purchased 813,096 shares at an average price per share of $7.27, for a total of $5.9 million. Of this total, 412,500 shares were purchased in the fourth fiscal quarter at an average purchase price of $4.92.

Fourth Quarter Highlights

         The following highlights were announced or occurred since Infinium's last earnings release:



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         o    New customer wins for the fourth quarter include: Cabela's, an outfitter of hunting, fishing and outdoor gear; Carhartt, a manufacturer of outdoor clothing; and Fantasy Springs, a gaming company; among others.

         o In addition, the following existing customers made additional purchases: Allied Waste, a waste services company; Key Energy, a well servicing firm; and Tenet Healthcare Corporation, a nationwide provider of healthcare services; among others.

         o The Infinium professional services group took more than 100 customer sites into production. Customer satisfaction remained high with the Company's reliable and cost-effective implementation services.

         o Infinium announced the availability of e.ssential(TM) for Infinium, a suite of Web-centric, business-to-business applications that extend Internet and e-business initiatives into the AS/400 market.

About Infinium

         Infinium is a leading developer of enterprise software solutions designed to optimize business performance. Infinium Solutions are designed to automate critical business operations: human resources, financials, and supply management. Infinium also offers Infinium Process Manufacturing, a comprehensive solution for formula and recipe-based manufacturers, and Infinium Advantage, efficient, cost-effective software and services for smaller-but-growing enterprises. Infinium has more than 1,800 customers around the world representing a variety of industries including business and professional services, healthcare, hospitality, retail and process manufacturing. Founded in 1981, Infinium has offices worldwide, with headquarters in Hyannis, Massachusetts. Infinium's Web site can be found at www.infinium.com.

         Forward-looking statements are subject to change based on various important factors, including, among others, competitive actions in the marketplace, development risks involved with new products and technologies, the size and timing of individual license transactions and the variability of quarterly operating results. Further information about factors which could affect Infinium Software's future performance and financial results are included in the Company's Form 10-K for its 1998 fiscal year ended September 30, 1998, filed with the SEC.

         Infinium is a registered trademark of Infinium Software, Inc. Other trademarks referenced are the servicemarks, trademarks, or registered trademarks of their respective manufacturers.



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                                             ($000's, except per share amounts)
-------------------------------------------------------------------------------
Income Statement Data for the Quarters and Years Ended September 30, 1998 (Restated) and 1999

                                           ---------------------  ---------------------
                                           Q4 FY '99  YTD FY '99  Q4 FY '98  YTD FY '98
                                           ---------------------- ---------------------
Revenue:
  Software license fees                     $ 7,626  $ 32,437    $ 12,699  $ 40,704
  Maintenance and service revenue            23,690    89,568      20,812    73,490
                                           -------------------   -------------------
       Total revenue                         31,316   122,005      33,511   114,194
                                           -------------------   -------------------
Operating costs and expenses:
   Cost of software license fees              2,076     8,180       2,160     7,210
   Cost of maintenance and service revenue   10,425    40,389       9,391    32,330
   Research and development                   3,908    19,140       5,259    19,071
   Sales and marketing                        9,836    40,135      10,236    36,632
   General and administrative                 3,142    11,402       2,875     9,351
   Write-off of in-process research
     and development acquired                     -         -           -     7,796
   Write-off of purchased software                -         -           -     3,400
   Write-off of discontinued product lines   14,687    14,687           -         -
                                           -------------------   -------------------
       Total operating costs and expenses    44,074   133,933      29,921   115,790
                                           -------------------   -------------------
Income (loss) from operations               (12,758)  (11,928)      3,590    (1,596)
Other income, net                               407     2,633         427     1,744
                                           -------------------   -------------------
Income (loss) before provision (benefit)
  for income taxes                          (12,351)   (9,295)      4,017       148
Provision (benefit) for income taxes         (4,552)   (3,574)      1,285        47
                                           ===================   ===================
Net Income (loss)                          $ (7,799) $ (5,721)    $ 2,732    $  101
                                           ===================   ===================

Basic earnings (loss) per share            $  (0.64) $  (0.46)    $  0.22    $ 0.01
                                           ===================   ===================
Diluted earnings (loss) per share          $  (0.64) $  (0.46)    $  0.20    $ 0.01
                                           ===================   ===================
Weighted average shares outstanding -
  basic                                      12,242    12,421      12,513    12,399
                                           ===================   ===================
Weighted average shares outstanding -
  diluted                                    12,242    12,421      13,738    13,808
                                           ===================   ===================


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pro forma Income Statement(a)

                                           ---------------------  --------------------
                                           Q4 FY '99  YTD FY '99  Q4 FY '98  YTD FY '98
                                           ---------------------  ---------------------
Revenue                                    $ 31,316  $122,005     $ 33,511   $ 114,194
Operating costs and expenses                 29,387   119,246       29,921     104,594
                                           -------------------    --------------------
  Income from operations                      1,929     2,759        3,590       9,600
Other income, net                               407     2,633          427       1,744
                                           -------------------    ---------------------
  Income before provision for income taxes    2,336     5,392        4,017      11,344
Provision for income taxes                      748     1,725        1,285       3,630
                                           -------------------    ---------------------
    Net Income                             $  1,588  $  3,667     $  2,732   $   7,714
                                           ===================    =====================
Basic earnings per share                   $   0.13  $   0.30     $   0.22   $    0.62
                                           ===================    =====================
Diluted earnings per share                 $   0.13  $   0.29     $   0.20   $    0.56
                                           ===================    =====================
Weighted average shares outstanding -
  basic                                      12,242    12,421       12,513      12,399
                                           ===================   ======================

Weighted average shares outstanding -
  diluted                                    12,375    12,601       13,738      13,808
                                           ===================    =====================

(a) Excludes write-off of in-process research and development acquired, write-off of purchased software and write-off of discontinued product lines.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                    ----------   ---------
Balance Sheet Data as of September 30, 1998          9/30/99      9/30/98
(restated) and 1999:                                ----------   ---------

Assets:
Cash, cash equivalents and marketable securities     $ 47,212    $ 46,293
Accounts receivable, net                               18,769      27,383
Deferred income taxes                                   5,466       4,049
Prepaid expenses and other current assets               4,142       6,103
                                                    ----------   ---------
    Total current assets                               75,589      83,828

Property and equipment, net                            10,593       7,442
Capitalized software development costs, net             5,406       9,643
Goodwill and other intangible assets, net                 755       2,245
Deferred income taxes                                   3,477       1,731
Other assets                                            2,196       3,093
                                                    ----------   ---------
    Total assets                                       98,016     107,982
                                                    ==========   =========

Liabilities and Stockholders' Equity:
Accounts payable                                        7,775       8,136
Accrued expenses                                       19,314      14,672
Income taxes payable                                      795       3,068
Deferred revenue                                       35,744      40,889
                                                    ----------   ---------
    Total current liabilities                          63,628      66,765

Deferred revenue                                        2,063       1,586
Lease obligation, long term                               343           -
                                                    ----------   ---------
    Total liabilities                                  66,034      68,351

Common stock                                              126         126
Additional paid-in capital                             36,306      36,644
Retained earnings (accumulated deficit)                (2,173)      4,473
Unrealized gain on marketable equity securities            74           -
Cumulative translation adjustment                        (331)       (319)
                                                    ----------   ---------
                                                       34,002      40,924
                                                    ----------   ---------
Less: Treasury stock at cost                           (2,020)     (1,293)
                                                    ----------   ---------
    Total stockholders' equity                         31,982      39,631
                                                    ----------   ---------
    Total liabilities and stockholders' equity        $98,016    $107,982
                                                    ==========   =========



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Contact:

Infinium
Investor Contacts
Dan Kossmann, CFO
(508) 778-2000
dan_kossmann@infinium.com
or
Alisha Simmons, Corporate Communications Manager
(508) 778-2000
alisha_simmons@infinium.com